Exhibit 10.6

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv). The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

The omitted portions are (i) not material and (ii) customarily treated by the Company as private and confidential.

SUBCONTRACT AGREEMENT

[**]

MODIFICATION #2

Subrecipient:	Elmet Technologies
Address:	1560 Lisbon Street, Lewiston, ME 04240

IN CONSIDERATION of the promises, mutual covenants, and agreements contained herein, InSitech, Inc. ("INSITECH") and Elmet Technologies ("Subrecipient" and collectively with InSitech, the "Parties") agree as follows:

The purpose of this Modification is to amend the funded amount of the Subcontract Agreement dated December 23, 2022 to $22,683,353, increased $7,977,028 from $14,706,325. The Subrecipient agrees to complete the Year 3 Statement of Work under the terms of the Subrecipient's proposal incorporated as Exhibit A. The services for this modification to be performed by the Subrecipient shall commence on December 10, 2024, and shall be completed December 9, 2026. The milestone delivery and corresponding invoicing schedule for the increased funding is incorporated as Exhibit B. Unless modified in writing by mutual agreement of the parties, InSitech, Inc. is not obligated to compensate Elmet Technologies beyond the $7,977,028 for this modification.

IN WITNESS WHEREOF, the Parties hereto have, through duly authorized officials, executed this Agreement effective as of the date indicated below.

INSITECH, INC.	ELMET TECHNOLOGIES

/s/ Joseph N. Moran	/s/ Peter Anania
SIGNATURE	SIGNATURE

Joseph N. Moran	Peter Anania
NAME	NAME

President	Chief Executive Officer
TITLE	TITLE

December 10, 2024	December 10, 2024
DATE	DATE

EXHIBIT A

[STATEMENT OF WORK &
SUBRECIPIENT’S PROPOSAL]

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EXHIBIT B

[Exhibit B describes the milestone payment schedule
pursuant to this Modification #2 to the Subcontractor Agreement]

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